SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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                                Movie Star, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                MOVIE STAR, INC.
                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

         The Annual Meeting of Stockholders of Movie Star, Inc. will be held on Thursday, November 18, 1999, at 10:00 A.M. at Club 101 on the Main Floor at 101 Park Avenue, New York, New York, for the following purposes:

         1) To elect directors.

         2) To ratify the selection of Deloitte & Touche LLP as auditors.

         3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Company's Board of Directors has fixed October 18, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.



                                   By Authority of the Board of Directors
                                    Saul Pomerantz, Secretary

New York, New York
October 28, 1999

         All stockholders are cordially invited to attend the Annual Meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                MOVIE STAR, INC.
                               136 Madison Avenue
                            New York, New York 10016


                                 PROXY STATEMENT



GENERAL INFORMATION

         This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Movie Star, Inc., a New York corporation (the "Company"), for use at the Annual Meeting of its Stockholders to be held at Club 101 on the Main Floor at 101 Park Avenue, New York, New York, on Thursday, November 18, 1999, at 10:00 A.M. local time. The Annual Report to Stockholders for the fiscal year ended June 30, 1999, including financial statements and the report of the independent accountants, also accompanies this statement.

         This Proxy Statement, the accompanying Notice and the accompanying proxy card are first being mailed on or about October 28, 1999, to stockholders of record on October 18, 1999.

                                  VOTING RIGHTS

         As of October 18, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 14,879,644 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the record date (7,439,823 shares at October 18, 1999) will constitute a quorum for the transaction of business by such holders at the meeting. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.

         The five nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Ratification of the appointment of Deloitte & Touche LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

         Properly executed proxies which are received in time for the Annual Meeting, unless revoked, will be voted as directed by the stockholder or in the absence of such directions, by the persons named therein "FOR" the election of the five nominees for director listed below under "Election of Directors", "FOR" the ratification of the appointment of Deloitte & Touche LLP and, as to any other business which may properly come before the Annual Meeting, in accordance with the best judgment of the persons named in the proxies. The Board of Directors is not aware of any matter which is to be presented at the Annual

Meeting other than those noted herein. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                              ELECTION OF DIRECTORS

         The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board at six directors. All five nominees have agreed to serve if elected; there will be one vacancy on the Board of Directors. All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Assuming the presence of a quorum, the directors shall be elected by a plurality of the votes cast at the meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be elected. Consequently, any shares not voted "For" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a plurality.



           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY "FOR" THE ELECTION OF ALL NOMINEES TO THE BOARD.


 Information concerning nominees for Directors

         a) All nominees are the current directors.



Director
Since           Name                   Age                Position

1981            Mark M. David          52                 Chairman of the
                                                          Board

1997            Melvyn Knigin          56                 President, Chief
                                                          Executive Officer
                                                          and Director

1983            Saul Pomerantz         50                 Executive Vice
                                                          President, Chief
                                                          Operating Officer,
                                                          Secretary and
                                                          Director

1996            Gary W. Krat           51                 Director

1996            Joel M. Simon          54                 Director

Mark M. David was re-elected Chairman of the Board and Chief Executive Officer on December 11, 1998. Effective as of July 1, 1999, Mr. David retired as a full-time executive employee of the Company. Mr. David relinquished the position of Chief Executive Officer in February 1999, but remained as Chairman of the Board. He had been Chairman of the Board and Chief Executive Officer from December 1985 to August 1995 and from April 1996 until February 1999, President from April 1983 to December 1987 and Chief Operating Officer of the Company since the merger with Stardust Inc. in 1981 until December 1987. Prior to the merger, he was founder, Executive Vice President and Chief Operating Officer of Sanmark Industries Inc.

Melvyn Knigin was elected to the Board of Directors on December 11, 1998. Mr. Knigin was appointed Chief Executive Officer in February 1999. Mr. Knigin was appointed to fill a vacancy on the Board of Directors and promoted to Senior Vice President and Chief Operating Officer on February 5, 1997 and was promoted to President on September 4, 1997. When Mr. Knigin joined the Company in 1987, he was the President of Cinema Etoile, the Company's upscale intimate apparel division. Prior to joining the Company, he had spent most of his career in the intimate apparel industry.

Saul Pomerantz, CPA, was re-elected to the Board of Directors on December 11, 1998. Mr. Pomerantz was appointed Chief Operating Officer in February 1999. Mr. Pomerantz was elected Senior Vice President on December 3, 1987 and was promoted to Executive Vice President on September 4, 1997. Previously, he had been Vice President-Finance since 1981. He was Chief Financial Officer from 1982 to February 1999 and has been Secretary of the Company since 1983.

Gary W. Krat was re-elected to the Board of Directors on December 11, 1998. Mr. Krat has been Senior Vice President of SunAmerica Inc. since 1990. He is also Chairman and Chief Executive Officer of SunAmerica Financial Network, Inc. and its six NASD broker dealer companies with nearly ten thousand registered representatives. From 1977 until 1990, Mr. Krat was a senior executive with Integrated Resources, Inc. Prior to joining Integrated Resources, Mr. Krat was a practicing attorney. He has a law degree from Fordham University and a Bachelor of Arts degree from the University of Pittsburgh.

Joel M. Simon was re-elected to the Board of Directors on December 11, 1998. Mr. Simon was the President and Chief Executive Officer of Starrett Corporation, a real estate construction, development and management company from March to December 1998. Since then and from 1996 to 1998, Mr. Simon has been self-employed as a private investor. From 1990 until the end of 1996, Mr. Simon was the Executive Vice President and Chief Operating Officer and, (until July
1993), was a director of a group of affiliated companies known as Olympia & York Companies (USA)("O&Y-USA"), subsidiaries of a Canadian multinational real estate concern. Prior to becoming Chief Operating Officer of O&Y-USA, from 1985 until the end of 1989, Mr. Simon was the Executive Vice President-Administration and a director of O&Y-USA. Mr. Simon is a Certified Public Accountant and was a senior partner in an accounting firm prior to joining O&Y-USA. In 1992, O&Y-USA experienced a liquidity crisis. The O&Y-USA crisis was caused and exacerbated by its inability to obtain financial support from its Canadian parent, as it had in the past, because of the parent company's own financial crises. Since then, most of the O&Y-USA companies filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code. Substantially all of these companies have had their plans of reorganization confirmed and consummated.

                         BOARD AND COMMITTEE INFORMATION

         The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board of Directors at six directors. Five directors will be elected at the Annual Meeting, each to hold office for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal; there will be one vacancy on the Board of Directors. During the fiscal year ended June 30, 1999, the Board of Directors met three times.

The members of the Nominating Committee are Mark M. David, Saul Pomerantz and Gary W. Krat. This committee was formed in order to nominate officers and/or directors. The Nominating Committee met once during the fiscal year. Mark M. David, Saul Pomerantz and Gary W. Krat will serve on the Nominating Committee again, subject to their election as directors.

         Two non-employee directors, Messrs. Krat and Simon, serve as the Audit Committee. It recommends to the Board the engagement and discharge of the independent auditors for the Company (subject to stockholder ratification), analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as the committee may deem advisable. The Audit Committee, met once relating to fiscal year 1999. Messrs. Krat and Simon will serve on the Audit Committee again, subject to their election as directors.

         The members of the Compensation Committee are Mark M. David, Gary W. Krat and Joel M. Simon. This committee was formed in order to set compensation and benefit levels for the Company's officers and other highly paid employees and to decide which employees would be granted options. Prior to the appointment of Messrs. Krat and Simon as Directors, decisions on executive compensation were made by the entire Board of Directors. Mark M. David, Gary W. Krat and Joel M. Simon will serve on the Compensation Committee again, subject to their election as directors. The Compensation Committee met once during fiscal year 1999.

         The Company currently pays its outside directors an annual fee of $15,000 and a fee of $1,500 per meeting for attendance at meetings of the Board and its Committees. Directors are also reimbursed for out-of-pocket expenses.

         There are no family relationships between the various executive officers and directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1997, certain affiliates of the Company including Messrs. Knigin, Pomerantz, Krat, Simon and Rende (collectively, the "Affiliates"), purchased from unrelated third parties 8% Convertible Senior Notes of the Company in the aggregate face amount of $278,500 (the "Notes"). The Affiliates entered into a written Agreement with the Company dated December 7, 1997 (the "Affiliates Agreement") pursuant to which they agreed to (i) certain restrictions on the circumstances under which the Notes and the shares of Common Stock underlying the Notes could be sold or transferred, and (ii) granted the Company the right to purchase the shares of Common Stock underlying the Notes at a price equal to ninety (90%) of the market price at the time any of the Affiliates is permitted under the Affiliates Agreement to sell the shares of Common Stock in the open market and wishes to do so. As required by the Affiliates Agreement, all of the Affiliates converted the Notes into shares of Common Stock on March 31, 1999.

         Effective as of July 1, 1999, Mr. David retired as a full-time executive employee of the Company. The Company and Mr. David have entered into a series of written agreements which provide for the payment to Mr. David of a lump sum retirement benefit of $500,000, the continuation of health insurance benefits and a split dollar life insurance policy on Mr. David's life and the retention of Mr. David's services as a consultant to the Company for a term of five years. Pursuant to the consulting agreement, Mr. David is prohibited from disclosing any confidential information of the Company and from engaging in any business which is competitive with the business of the Company.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                        MANAGEMENT AS OF AUGUST 31, 1999

         The following table sets forth certain information as of August 31, 1999 with respect to the stock ownership of (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.


                              AMOUNT AND NATURE OF               PERCENT OF
NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP                 CLASS(1)


Mark M. David                   3,180,428(2)(6)                  21.3744%
136 Madison Avenue
New York, NY 10016

Republic National                 962,489; Direct                 6.4685%
Bank as Trustee for
the Movie Star, Inc.
Employee Stock
Ownership Plan
452 Fifth Avenue
New York, NY 10018

Mrs. Abraham David              1,622,959(3)(7)                  10.9072%
3100 No. Ocean Blvd.
Apt. 810
Ft. Lauderdale, FL 33308

Melvyn Knigin                     294,406(4)                      1.9551%
136 Madison Avenue
New York, NY   10016

Saul Pomerantz                    348,781(5)                      2.3042%
136 Madison Avenue
New York, NY    10016

Thomas Rende                      205,300(12)                     1.3760%
136 Madison Avenue
New York, NY   10016

Joel M. Simon                      74,166(10)                     0.4984%
136 Madison Avenue
New York, NY   10016

Gary W. Krat                      253,333(11)                     1.7025%
733 Third Avenue
New York, NY   10017

Abraham David                      25,000; Direct(9)              0.1680%
3100 No. Ocean Blvd.
Apt. 810
Ft. Lauderdale, FL 33308

All directors and               5,979,373(2)(4)(5)(8)            39.0127%
officers as a group                      (10)(11)(12)
(6 persons)
-----------------

(1) Based upon 14,879,644 shares (excluding 2,016,802 treasury shares) outstanding and options, where applicable, to purchase shares of Common Stock, exercisable within 60 days.

(2) Includes 30,000 shares owned as trustee for his children, 30,000 shares owned as trustee for his sisters' children and 26,560 shares owned by his spouse.

(3) Includes 606,695 shares owned by Annie David as a trustee for the benefit of her daughters, Marcia Sussman and Elaine Greenberg and her grandchildren, Adam David, Evan David, Michael Sussman and David Greenberg.

(4) Includes options granted to Melvyn Knigin for 178,906 shares pursuant to the 1994 Plan, exercisable within 60 days and 100,000 shares subject to the Affiliates Agreement (see Page 7 - Certain Relationships and Related Transactions).

(5) Includes options granted to Saul Pomerantz for 226,871 shares and Shelley Pomerantz for 30,000 shares (his wife who also is employed by the Company) pursuant to the 1994 Plan, exercisable within 60 days, 66,666 shares subject to the Affiliates Agreement (see Page 7 - Certain Relationships and Related Transactions); and 244 shares owned by his spouse and 8,000 shares held jointly with his spouse.

(6) Does not include Mrs. Abraham David's shares for which he holds the proxy.

(7)      Mark M. David holds a proxy for these shares.

(8)      Includes the shares held by Mrs. Abraham David.

(9) Abraham David is the husband of Annie David and the father of Mark M. David.

(10)     Includes 26,666 shares subject to the Affiliates Agreement (see Page 7
         - Certain Relationships and Related Transactions).

(11)     Includes 233,333 shares subject to the Affiliates Agreement (see Page 7
         - Certain Relationships and Related Transactions).

(12) Represents options granted to Thomas Rende for 40,000 shares, pursuant to the 1994 Plan, exercisable within 60 days, 46,000 shares held jointly with his spouse, 3,300 shares owned by his spouse and 116,000 shares subject to the Affiliates Agreement (see Page 7 - Certain Relationships and Related
         Transactions).

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission ("SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended June 30, 1999, all
Section 16(a) filing requirements were complied with.

                               EXECUTIVE OFFICERS

         The Company's executive officers are Melvyn Knigin, President and Chief Executive Officer, Saul Pomerantz, Executive Vice President, Secretary and Chief Operating Officer and Thomas Rende, Chief Financial Officer. Effective as of June 30, 1999, Mark M. David is no longer an executive officer of the Company. Except for the Company's Chief Financial Officer, Thomas Rende, information concerning each executive officer's age and length of service with the Company can be found herein under the section entitled "ELECTION OF DIRECTORS." Mr. Rende is thirty-eight years old and was appointed Chief Financial Officer in February 1999. Since joining Movie Star in 1989, Mr. Rende has held various positions within the finance department.


Report of the Compensation Committee on Executive Compensation

Joel M. Simon, Gary W. Krat and Mark M. David were appointed by the Board of Directors, and each of them agreed to serve as members of the Compensation Committee (the "Committee").

Mark M. David relinquished the position of Chief Executive Officer in February 1999. As a result of this change, the Company's President, Melvyn Knigin, was appointed to the additional position of Chief Executive Officer, the Company's Executive Vice President, Saul Pomerantz, was assigned the additional duties of Chief Operating Officer and Thomas Rende was promoted to the position of Chief Financial Officer. Also, effective June 30, 1999, Mr. David retired as a full-time executive employee of the Company. Pursuant to a retirement program negotiated with Mr. David, he received a lump sum retirement payment and entered into a written agreement with the Company to provide consulting services for a term of five years for which he will receive a fixed annual fee. Pursuant to the terms of the agreements with Mr. David, he will remain as the non- executive Chairman of the Board of Directors and he is prohibited from participating in any business which competes with the business of the Company. The salaries of Messrs. Knigin, Pomerantz and Rende were increased for fiscal year 1999. In light of Mr. David's retirement and the new duties assumed by the Company's remaining senior executives, the Compensation Committee is evaluating whether to make any adjustments to the salaries and benefits of Messrs. Knigin, Pomerantz and Rende for fiscal year 2000.

Compensation Policies

In determining the appropriate levels of executive compensation for fiscal year 1999, the Committee based its decisions on (1) the Company's continued improved financial condition, (2) the need to retain experienced individuals with proven leadership and managerial skills, (3) the executives' motivation to enhance the Company's performance for the benefit of its stockholders and customers and (4) the executives' contributions to the accomplishment of the Company's annual and long-term business objectives.

Salaries generally are determined based on the Committee's evaluation of the value of each executive's contribution to the Company, results of the past fiscal year in light of prevailing business conditions, the Company's goals for the ensuing fiscal year and, to a lesser extent, prevailing levels at companies considered to be comparable to and competitors of the Company.

In addition to base salary compensation, the Committee has also, from time to time, recommended that stock options be granted to the executive officers of the Company in order to reward the officers' commitment to maximizing stockholder return and long-term results.

Base Salary Compensation

Based on recommendations from the Company's Chairman of the Board and the other Committee members' collective business experience, base salaries are determined from year to year. The Committee does not utilize outside consultants to obtain comparative salary information, but believes that the salaries paid by the Company are competitive, by industry standards, with those paid by companies with similar sales volume to the Company. The Committee places considerably more weight on each executive's contribution to the Company's development and maintenance of its sources of supply, manufacturing capabilities, marketing strategies and customer relationships than on the compensation policies of the Company's competitors; however, the Committee does not establish or rely on target levels of performance in any of these areas to arrive at its recommendations. Mr. David did not make recommendations with respect to his own salary and does not participate in the Committee's determination of the salary and other compensation to be paid to the Company's senior executives.

The current senior executives of the Company have been associated with the Company in senior management positions for periods ranging from ten to twenty years. They have been primarily responsible for the formulation and implementation of the Company's recent financial and operational restructuring and provide the Company with a broad range of management skills which are considered by the Committee to be an essential source of stability and a base for the Company's future growth.

Stock Option Grants

In 1983, the Company adopted an Incentive Stock Option Plan (the "ISOP") to provide a vehicle to supplement the base salary compensation paid to key employees. All of the Company's senior executives were eligible to receive grants under the ISOP. Options under the ISOP are granted at fair market value at the date of grant. In the past, the Committee has recommended and the Board of Directors has granted options under the ISOP to each of the senior executives, except Mr. David. The options granted under the ISOP were exercisable at a rate of 11% per year for the first eight years of service after grant and 12% for the ninth year after grant. No options have been granted to the Company's senior executives under the ISOP since 1986 and no further options may be granted under the ISOP. The 1983 ISOP has expired.

On July 15, 1994, the Committee adopted a new Incentive Stock Option Plan (the "1994 ISOP") to replace the expired 1983 ISOP. All of the Company's management and administrative employees are eligible to receive grants under the 1994 ISOP. Subject to stockholder approval, options under the 1994 ISOP were granted to each of the Company's senior executives (except Mark M. David) on July 15, 1994 at fair market value at that date. As a condition to the grant of options to the Company's senior executives, the Committee required each of the recipients to surrender for cancellation any interest in options granted prior to July 15, 1994. The 1994 ISOP was approved by the Company's stockholders at the Company's Annual Meeting on December 8, 1994.

In addition to the ISOP, in 1988, the Committee recommended and the Board of Directors adopted a non-qualified Management Option Plan (the "1988 Non-qualified Plan") to provide an additional continuing form of long-term incentive to selected officers of the Company. The 1988 Non-qualified Plan was approved by the Company's stockholders at the Company's Annual Meeting on December 13, 1988. Generally, options under the 1988 Non-qualified Plan are issued with a 10-year exercise period in order to encourage the executive officers to take a long-term approach to the formulation and accomplishment of the Company's goals.

In January 1997, Messrs. Simon and Krat, the independent Directors serving on the Committee, recommended that the Company grant new options to Mark David under the 1988 Non-qualified Plan at a price equal to the market price for the Company's shares on the date of the grant. As a condition to the grant of new new options to Mr. David under the 1988 Non-qualified Plan, the Committee required Mr. David to surrender for cancellation any interest in options granted to him prior to January 29, 1997. On November 4, 1998, Mr. David voluntarily surrendered his interest in the options granted under the 1988 Non-qualified Plan.

Also in January 1997, the independent Directors serving on the Committee recommended that the Company grant new options under the 1994 ISOP to Saul Pomerantz and Melvyn Knigin at a price equal to the market price for the Company's shares on the date of the grant. The grant of new options to Messrs. Pomerantz and Knigin was also subject to the condition that they surrender for cancellation any interest in options granted to them prior to January 29, 1997.

In November 1998, the independent Directors serving on the Committee recommended that the Company grant new options to Messrs. Knigin and Pomerantz under the 1994 ISOP and the 1988 Non-qualified Plan and to Mr. Rende under the 1994 ISOP.

Incentive Compensation

In September 1998, the Compensation Committee adopted an incentive compensation plan for senior executives, other than Mr. David (the "1998 Incentive Plan"). Under the 1998 Incentive Plan, the Compensation Committee has the discretion to award bonus compensation to senior executives in an amount not to exceed five (5%) percent of any increases in income before taxes and any extraordinary charges, as determined by the Compensation Committee, over the base amount of $1,200,000. Based on the collective efforts of Messrs. Knigin and Pomerantz, the Compensation Committee determined to award bonuses to them under the 1998 Incentive Plan for fiscal year 1999. Mr. Knigin was eligible to receive incentive compensation equal to three (3%) percent and Mr. Pomerantz was eligible to receive two (2%) of the available bonus compensation for fiscal 1999.

Compensation of the Chief Executive Officer

For fiscal year 1999, the annual base salary paid to Mark M. David, the Company's Chairman of the Board and former Chief Executive Officer, remained at the same $335,000 as he received in fiscal year 1998. Mr. Knigin became Chief Executive Officer in February 1999. His annual base salary for 1999 was $405,406.

Compensation Committee Interlocks and Insider Participation

Other than the Company's Chairman of the Board, there are no Compensation Committee interlocks or insider participation. Mr. David did not participate in the Committee's determinations of his compensation.

                              Mark M. David
                              Gary W. Krat
                              Joel M. Simon

                           Summary Compensation Table

                                                         LONG-TERM COMPENSATION
                                        ANNUAL                         RESTRICTED
NAME AND PRINCIPAL           FISCAL     COMPEMSATION   STOCK           OPTIONS        ALL OTHER
POSITION                     YEAR       SALARY ($)     AWARDS($)      (# SHARES)      COMPENSATION
Mark M. David                1999       340,355          _                 - (1)       508,145(2)
Chairman of the Board        1998       335,000          _            350,000(1)         8,145(2)
                             1997       275,000          _            350,000(1)         8,145(2)


Melvyn Knigin                1999       405,406          _            600,000(3)        67,495
President and Chief          1998       350,000          _            350,000(5)            _
Executive Officer of         1997       296,660          _            350,000(5)            _
the Company; Director

Saul Pomerantz               1999       228,342          _            500,000(4)        44,996
Executive Vice               1998       200,000          _            350,000(4)            _
President and Chief          1997       164,480          _            350,000(5)            _
Operating
Officer of the
Company; Director

Thomas Rende                 1999       126,300          _            105,000(6)            _
Chief Financial
Officer



(1) Represents options to purchase 350,000 shares of Common Stock granted on January 29, 1997 under the Company's Non-Qualified Stock Option Plan ("1988 Plan"). Mr. David surrendered these options on November 4, 1998.

(2) Represents annual premiums of $8,145 paid by the Company for a split dollar form of life insurance policy on the life of Mark M. David and an accrual for the retirement payment made to Mr. David in connection with his retirement as a full-time employee of the Company.

(3) Represents options to purchase shares of Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan") of which 350,000 shares were granted on January 29, 1997 and 125,000 were granted on November 4, 1998 and 125,000 shares granted on November 4, 1998 under the Company's Non-Qualified Stock Option Plan (the "1988 Plan").

(4) Represents options to purchase shares of Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan") of which 350,000 shares were granted on January 29, 1997 and 75,000 were granted on November 4, 1998 and 75,000 shares granted on November 4, 1998 under the Company's NonQualified Stock Option Plan (the "1988 Plan").

(5) Represents options to purchase 350,000 shares of Common Stock granted on January 29, 1997 under the 1994 Incentive Stock Option Plan (the "1994 Plan").

(6) Represents options to purchase shares of Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan") of which 20,000 shares were granted on July 15, 1994, 50,000 were granted on January 29, 1997 and 35,000 were granted on November 4, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                  Number of Shares  Dollar      Number of Unexercised          Value of Unexercised,
                  Acquired on       Value       Options/SARs at Fiscal       In-the-Money Options/SARs at
   Name           Exercise          Realized          Year-End(#)               Fiscal Year-End ($)(4)
   ----           ----------------  -------- ----------------------------    ----------------------------
                                             Exercisable    Unexercisable    Exercisable    Unexercisable
MELVYN KNIGIN         -               -       178,906(1)     421,094(2)       190,088         447,413
SAUL POMERANTZ        -               -       226,871(2)     273,129(2)       241,050         290,201
THOMAS RENDE          -               -        38,000(1)      87,000(2)        31,375          70,188
                                              -------------------------


(1) Consists solely of options to purchase shares pursuant to the Company's 1994 Incentive Stock Option Plan ("1994 ISOP").

(2) Consists of the unvested portion of options granted pursuant to the 1994 ISOP and the 1988 NonQualified Stock Option Plan. Mr. Rende only has options pursuant to the 1994 ISOP.

(3) The value attributed to unexercised options/SARs at fiscal year-end is based on the market value at June 30, 1999 less the cost to exercise the Options/SARs.

                          STOCK PRICE PERFORMANCE GRAPH

         The Stock Price Performance Graph below compares cumulative total return of the Company, the S&P 500 Index and a selected peer group index selected by the Company.* The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


          -------------------------------------------------------------
                      Comparison of Cumulative Total Return
          -------------------------------------------------------------

           06/30/94   06/30/95     06/30/96   06/30/97    06/30/98     06/30/99
           --------   --------     --------   --------    --------     --------
MSI         0.00%     -55.00%      -35.00%     -60.00%     -45.00%       35.00%
S&P         0.00%      22.62%       50.95%      99.23%     155.21%      208.98%
Peer Group  0.00%      -6.62%        4.78%      -6.99%     -38.24%      -42.84%






--------

* The peer group index is selected by the Company and is comprised of the Company and the following apparel companies, as adjusted for relative market capitalization: Hampton Industries, Nitches Inc. and Nantucket Industries.

Employee Stock Ownership Plan


         The Company adopted an Employee Stock Ownership and Capital Accumulation Plan ("ESOP") as of July 1, 1983. The ESOP is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. A favorable determination letter was initially issued by the Internal Revenue Service with regard to the ESOP in February 1985. From time to time, the ESOP is amended as required to comply with amendments to the applicable statutes. Contributions to the ESOP by the Company are discretionary. The allocation of the contribution made in any year to eligible employees is based on their earnings. All employees over the age of 18 years who have been employed by the Company for one year are eligible to participate in the ESOP. All participants in the ESOP at June 30, 1996 are fully vested. Employees hired on and after July 1, 1996 vest in the ESOP as follows:

                    Service with Company after June 30, 1996

        up to five years.... 0%
        five years.......... 100%

For the fiscal year ended June 30, 1999, the Company did not make a contribution.

         As of August 31, 1999, the ESOP owns 962,489 shares or 6.4685% of the outstanding shares of the Company's Common Stock. Withdrawal of vested balances by participants can take place upon death, disability or early or normal retirement. Vested benefits will be paid to participants who have terminated their employment for reasons other than death, disability or early or normal retirement as quickly as possible after the third June 30 following departure.

Incentive Stock Option Plan

         In 1994, the Company adopted an Incentive Stock Option Plan (the "1994 ISOP"). The 1994 ISOP was approved by the stockholders of the Company on December 8, 1994. The purpose of the 1994 ISOP is to enable the Company to attract and retain key employees by providing them with an opportunity to participate in the Company's ownership. Awards under the 1994 ISOP are made by the Compensation Committee. The 1994 ISOP is intended to comply with Section 422A of the Internal Revenue Code of 1986, as amended. All options are granted at market value as determined by reference to the price of shares of the Common Stock on the American Stock Exchange.

         As of June 30, 1999, there were options outstanding to purchase 1,870,000 shares, exercisable at prices ranging from $.625 to $1.125, over the period June 30, 1999 to November 3, 2008, of which 775,777 are vested. An aggregate of twenty-nine persons hold options under the 1994 ISOP. For Fiscal 1999, 235,000 options were granted under the 1994 ISOP.

         As of June 30, 1999, one person holds options which were granted under the Company's prior Incentive Stock Option Plan to purchase 5,000 shares at a price of $1.375, of which 4,400 shares are vested.

1988 Non-Qualified Stock Option Plan

         On December 13, 1988, the Company's stockholders approved a non-qualified stock option plan of up to 1,666,666 shares. As of June 30, 1999, two persons hold options to purchase an aggregate of 200,000 shares, at an exercise price of $.625 per share. These options vest over a period of five years commencing November 4, 1999 and the vested portion may be exercised at any time until November 3, 2008.

                          RATIFICATION OF SELECTION OF
                        DELOITTE & TOUCHE LLP AS AUDITORS


         The Board of Directors has selected Deloitte & Touche LLP to audit the books and records of the Company for its fiscal year ending June 30, 2000. The Company has been advised by Deloitte & Touche LLP, that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm's engagement as auditors, tax advisors and consultants.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will consider it as direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. The ratification requires a majority vote of those shares of Common Stock represented at the meeting. Consequently, any shares not voted "For" ratification (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a majority.

         The appointment of Deloitte & Touche LLP continues a relationship that began prior to 1980. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, during which they will be afforded the opportunity to make a statement if they so desire, and stockholders will be afforded the opportunity to ask appropriate questions.

                      ------------------------------------
        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR
       PROXY "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
              TO AUDIT THE BOOKS AND RECORDS OF THE COMPANY FOR THE
                        FISCAL YEAR ENDING JUNE 30, 2000
                      ------------------------------------


                                 OTHER BUSINESS

         The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.



                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders for consideration at the 2000 Annual Meeting of Stockholders must be received by the Company no later than September 1, 2000, in order to be included in the Company's Proxy Statement and proxy relating to the meeting.


                     ANNUAL REPORT AND FINANCIAL INFORMATION


         A copy of the Company's Annual Report to Stockholders for the year ended June 3O, 1999, has been or will be mailed concurrently with or prior to the mailing of this Proxy Statement by first class mail, to each stockholder of record on or about October 28, 1999.

         A copy of the Company's Annual Report on Form 1O-K for the fiscal year ended June 30, 1999, filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating that he is a beneficial holder of shares of the Company's Common Stock. The Company will also furnish copies of exhibits, if any, to the Form 1O-K to eligible persons requesting exhibits, at a charge of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests and inquiries should be addressed to:

                            Saul Pomerantz, Secretary
                                Movie Star, Inc.
                               136 Madison Avenue
                            New York, New York 10016

         Nothing contained in the Annual Report to Stockholders or in the Form 10-K is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.



                                           By Order of the Board of Directors
                                           Saul Pomerantz, Secretary


October 28, 1999

                            MOVIE STAR, INC., - PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
       FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 1999

P The undersigned hereby appoints MARK M. DAVID, and SAUL POMERANTZ, and each of them, with full power of substitution, to represent the undersigned and
R to vote all of the shares of stock in Movie Star, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of
O said Company to be held at Club 101 on the Main Floor, 101 Park Avenue, New York, New York, on November 18, 1999 at 10:00 A.M., and at any adjournments
X    thereof;

Y IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR ALL PROPOSALS IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.



1. Election of Directors

FOR all nominees listed below except       WITHHOLD AUTHORITY to vote
as marked to the contrary below  |_|       for all nominees listed below  |_|

Mark M. David   Melvyn Knigin   Saul Pomerantz    Gary W. Krat    Joel M. Simon


     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name.)

                   ------------------------------------------

2.  Ratification of selection of Deloitte & Touch LLP as auditors

FOR |_|                         AGAINST |_|                      ABSTAIN  |_|


3. To transact such other business as may properly come before the meeting or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                                  Date __________________, 1999


                                              ----------------------------------
                                                          SIGNATURE(S)

                                              ----------------------------------
                                                    SIGNATURE IF HELD JOINTLY


Note: Please sign exactly as your name appears hereon indicating your official title when signing in a representative capacity.